UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CHICAGO ATLANTIC BDC, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Chicago Atlantic BDC, Inc. Announces 2025 Annual Meeting of Stockholders’ Date

NEW YORK, June 2, 2025 (GLOBE NEWSWIRE) -- Chicago Atlantic BDC, Inc. (“LIEN” or the “Company”) (NASDAQ: LIEN), a specialty finance company that has elected to be regulated as a business development company, announced on April 30, 2025 that its annual meeting of stockholders (the “Annual Meeting”) will take place on June 25, 2025, at 10:00 AM ET. The Annual Meeting will be conducted virtually and can be attended by stockholders of record as of April 25, 2025 (the “Record Date”) by visiting www.virtualshareholdermeeting.com/LIEN2025.

At the Annual Meeting, stockholders will be asked to (a) re-elect one member of the Company’s Board of Directors (the “Board”), Supurna VedBrat, to serve until the 2028 annual meeting of stockholders and until her successor is duly elected and qualified, and (b) ratify the selection of BDO USA, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Prior to the Annual Meeting, stockholders of record as of the Record Date are encouraged to submit their vote by (a) visiting http://www.proxyvote.com/ and following the on screen instructions (having their Notice of Internet Availability of Proxy Materials or proxy card available when they access the webpage), (b) calling toll-free 1-800-690-6903 from any touch-tone phone and following the instructions (having their Notice of Internet Availability of Proxy Materials or proxy card available when they call) or (c) submitting their proxy card by mail by using the envelope provided therewith.

About Chicago Atlantic BDC, Inc.

The Company is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and has elected to be treated as a regulated investment company for U.S. federal income tax purposes. The Company’s investment objective is to maximize risk-adjusted returns on equity for its stockholders by investing primarily in direct loans to privately held middle-market companies, with a primary focus on cannabis companies. The Company is managed by Chicago Atlantic BDC Advisers, LLC (the “Adviser”), an investment manager focused on the cannabis industry and other niche or underfollowed sectors. For more information, please visit lien.chicagoatlantic.com.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposals described above (the “Proposals”).  In connection with the Proposals, the Company has filed relevant materials with the SEC, including a proxy statement (the “Proxy Statement”). The Proxy Statement was first mailed to stockholders on or about April 30, 2025, to seek approval of the Proposals. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT, AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSALS. Investors and security holders are able to obtain the documents filed with the SEC free of charge at the SEC’s website, http://www.sec.gov or from the Company’s website at lien.chicagoatlantic.com.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Adviser, and its affiliates may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Proposals. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the Proposals is contained in the Proxy Statement, and other relevant materials filed with the SEC. These documents may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This communication is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in the Company or in any fund or other investment vehicle managed by the Adviser or any of its affiliates.

Contact
Tripp Sullivan
SCR Partners
LIEN@chicagoatlantic.com